UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 August 16, 2006
                                 ---------------

                        ANNALY CAPITAL MANAGEMENT, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)


           Maryland                 1-13447               22-3479661
          ----------               ---------             ------------
 (State or Other Jurisdiction     (Commission           (IRS Employer
       of Incorporation)          File Number)        Identification No.)


                1211 Avenue of the Americas
                        Suite 2902
                   New York, New York                     10036
                 ---------------------                   -------
         (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:   (212) 696-0100

                                    No Change
                                    ---------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
           ------------

     On August 16, 2006, Annaly Capital Management, Inc. (the "Company") issued a press release announcing that it has agreed to the sale of 35,500,000 shares of its common stock at $12.30 per share for estimated gross proceeds of approximately $436.7 million. The Company has granted the underwriters a 30-day option to purchase up to an additional 5,325,000 shares of common stock to cover over-allotments. The Company expects to close the transactions on or about August 22, 2006. The Company's press release is attached hereto as Exhibit 99.1.


Item 9.01.  Financial Statements and Exhibits.
            ---------------------------------

       (a) Not applicable.

       (b) Not applicable.

       (c) Not applicable.

       (d) Exhibits:

                   99.1 Press Release, dated August 16, 2006 issued by Annaly Capital Management, Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Annaly Capital Management, Inc.


                                         By:   /s/ Kathryn Fagan
                                            ------------------------------------
                                            Name: Kathryn Fagan
                                            Title: Chief Financial Officer

Date: August 16, 2006